Exhibit 8.1

JOINT STOCK COMPANY KASPI.KZ

SUBSIDIARIES OF THE REGISTRANT

Legal Name	Jurisdiction of Organization
ARK Balance LLC	Kazakhstan
Budus Investments Limited	Cyprus
Digital Classifieds LLC	Azerbaijan
Digital Classifieds OU	Estonia
JSC Kaspi Group	Kazakhstan
Kaspi Bank JSC	Kazakhstan
Kaspi Cloud LLC	Kazakhstan
Kaspi Office LLC	Kazakhstan
Kaspi Pay LLC	Kazakhstan
Kaspi Shop LLC	Kazakhstan
Kaspi Travel LLC	Kazakhstan
JSC Kolesa	Kazakhstan
Magnum E-Commerce Kazakhstan LLC	Kazakhstan
MIT Software LLC	Kazakhstan
KOLESA LLC	Uzbekistan
Kolesa Auto LLC	Kazakhstan
Magnum Local LLC	Kazakhstan
D-Market Elektronik Hizmetler ve Ticaret Anonim Şirketi	Türkiye
D-Fast Dağıtım Hizmetleri ve Lojistik Anonim Şirketi	Türkiye
D-Ödeme Elektronik Para ve Ödeme Hizmetleri Anonim Şirketi	Türkiye
Hepsiburada Global Elektronik Hizmetler Ticaret ve Pazarlama Anonim Şirketi	Türkiye
Hepsi Finansal Danışmanlık Anonim Şirketi	Türkiye
Hepsiburada Global B.V.	Netherlands
Hepsi Finansman Anonim Şirketi	Türkiye
KASPA İşletme Danışmanlığı Limited Şirketi	Türkiye
KASPB İşletme Danışmanlığı Limited Şirketi	Türkiye
KASPC İşletme Danışmanlığı Limited Şirketi	Türkiye
KASPD İşletme Danışmanlığı Limited Şirketi	Türkiye